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                                                                   EXHIBIT 23.3


                 [LETTERHEAD OF MCANDREWS, HELD & MALLOY, LTD.]

                               November 25, 1997

Robert W. Cross, President and
         Chief Executive Officer
Nanophase Technologies Corporation
453 Commerce Street
Burr Ridge, Illinois  60521

         Re:      Form S-1 Registration Statement
                  Our File Nanophase/71297

         We hereby consent to be named as an expert in the "Legal Matters" and "Experts" sections of Amendment No. 3 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission by Nanophase Technologies Corporation.

                                 Very truly yours,

                                /s/ ROBERT W. FIESELER
                              ---------------------------
                               Robert W. Fieseler